UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Form 8-K/A1



                       Pursuant to Sections 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 6, 1997



                                 CHANNEL i INC.
               (Exact name of registrant as specified in charter)



                                     Nevada
         (State or other jurisdiction of incorporation or organization)


       0-25680                                          33-0264030
 (Commission File Number)              (I.R.S. Employer Identification Number)



           700-555 West Hastings Street, Vancouver, BC, Canada V6B 4N5
              (Address of Principal Executive Offices and Zip Code)


                                 (604) 482-1211
              (Registrant's telephone number, including area code)





                  1720 Placita de Santos, Tucson, Arizona 85704
          (Former name or former address, if changed since last report)

Item 9.

         This report on Form 8-K dated February 6, 1997, of Channel i Inc. ("Company"), as originally filed with the Securities and Exchange Commission, contained several inadvertent clerical errors. The original report stated that the Company completed in one day an offering of 596,250 Preferred Stock Units at a price of Sixty-Five Cents (US$0.65) per unit, when in fact 596,250 Preferred Stock Units were offered for sale, but only 298,125 Preferred Stock Units were purchased.

         The report on Form 8-K also stated that each Preferred Stock Unit consisted of one share of Series A Voting Convertible Preferred Stock and one
(1) each Class B Common Stock Purchase Warrant ("Class B Warrants"), one (1) Class C Common Stock Purchase Warrant ("Class C Warrants"), and one (1) each Class D Common Stock Purchase Warrant ("Class D Warrants"), when in fact each unit included ten (10) each of Class B, Class C and Class D Warrants.

         Upon conclusion of the offering, therefore, the Company sold:

         (a) 298,125 shares of Series A, Voting Convertible Preferred Stock, par value $.001 per share of the Company, each share of which is convertible into ten (10) shares of the Company's common stock subject to adjustment;

         (b) 2,981,250 Class B Common Stock Purchase Warrants, each Class B Warrant entitling the holder thereof to purchase one (1) share of the Company's US$0.001 par common stock from the date of issuance until February 6, 1998, at a price of eight and one-half cents (US$0.085) per share.

         (c) 2,981,250 Class C Common Stock Purchase Warrants, each Class C Warrant entitling the holder thereof to purchase one (1) share of the Company's US$0.001 par common stock from the date of issuance until February 6, 1998, at a price of ten and one-half cents (US$0.105) per share.

         (d) 2,981,250 Class D Common Stock Purchase Warrants, each Class D Warrant entitling the holder thereof to purchase one (1) share of the Company's US$0.001 par common stock from the date of issuance until February 6, 1998, at a price of twelve and one-half cents (US$0.125) per share.


                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: April 30, 1997
                                                 CHANNEL i INC





                                                      /s/ Robert G. Clarke
                                                  By ...........................
                                                     Robert G. Clarke, President